Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No. 333-251290 and No. 333-270450) and on Forms S-8 (File No. 333-233313 and No. 333-233314) and on Form S-4 and S-1 (File No. No. 0000810332) of our report dated May 13, 2025, with respect to the consolidated financial statements of Mesa Air Group, Inc. included in this transition report Form 10 KT for the 3 months ended December 31, 2024.

/s/ Marcum LLP

Melville, NY

November 20, 2025